EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

AS AT DECEMBER 31, 2002

(100% owned)

FAHNESTOCK VINER HOLDINGS INC. (Ontario)

FAHNESTOCK CANADA INC. (Ontario)

E.A. VINER HOLDINGS CO. (Delaware)

NEWSON INC. (Pennsylvania)

HUDSON CAPITAL ADVISORS INC. (New York)

EVANSTON FINANCIAL INC. (New York)

FAHNESTOCK TRUST COMPANY (New Jersey)

VINER FINANCE INC. (Delaware)

FAHNESTOCK & CO. INC. (New York)

FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

-OLD MICHIGAN CORPORATION (Delaware)

-CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)

-FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES, INC. (Michigan)

PACE SECURITIES INC. (New York)

FREEDOM INVESTMENTS, INC. (Delaware)

REICH & CO.INC. (Alabama)

GRAND CHARTER GROUP, INCORPORATED (Delaware)

PRIME CHARTER LTD. (Delaware)

JOSEPHTHAL GROUP, INC. (Delaware)

JOSEPHTHAL & CO. INC. (New York)